EXHIBIT 21.1
                           AMF BOWLING WORLDWIDE,INC.
                         List of Subsidiary Corporations

                                                              Jurisdiction of
Entity                                                          Origin
------                                                          ------
AMF Bowling Holdings Inc.                                     Delaware
AMF Bowling Centers Holdings                                  Delaware
AMF Bowling Products, Inc.                                    Virginia
AMF Worldwide Bowling Centers Holdings Inc.                   Delaware
AMF Bowling Centers, Inc.                                     Virginia
AMF Beverage Company of Oregon, Inc.                          Oregon
AMF Beverage Company of W. VA., Inc.                          West Virginia
Bush River Corporation                                        South Carolina
Fair Lanes Texas Concession Co., Inc.                         Texas
King Louie Lenexa, Inc.                                       Kansas
300, Inc.                                                     Texas
AMF Bowling Products International, B.V.                      Netherlands
American Recreation Centers, Inc.                             California
Michael Jordan Golf Company, Inc.                             Delaware
Michael Jordan Golf-Water Tower, Inc.                         Illinois
Lake Grove Centers, Inc.                                      Virginia
AMF Bowling India Private Ltd.                                India
AMF Bowling Poland Sp.zo.o.                                   Poland
Broadway Grand Properties                                     California
R.Q.P. Partnership                                            California
Burleigh Recreation, Inc.                                     Wisconsin
AWI No. 1, LLC                                                Delaware
MBI No. 1, LLC                                                Delaware
MJG-O'Hare, Inc.                                              Delaware
AMF Bowling Centers Switzerland Inc.                          Delaware
AMF Bowling Centers (Aust) International Inc.                 Virginia
AMF Catering Services Pty. Ltd.                               New South Wales
AMF Bowling Centers (Canada) International, Inc.              Virginia
AMF Bowling Centers (Hong Kong) International, Inc.           Virginia
AMF Bowling Centers International, Inc.                       Virginia
AMF BCO-UK One., Inc.                                         Virginia
AMF BCO-UK Two, Inc.                                          Virginia
AMF BCO-France One, Inc.                                      Virginia
AMF BCO-France Two, Inc.                                      Virginia
AMF Bowling Centers Spain Inc.                                Delaware
AMF Bowling Mexico Holding, Inc.                              Delaware
Boliches AMF, Inc.                                            Virginia
AMF BCO-China, Inc.                                           Virginia
AMF Bowling Centers China, Inc.                               Virginia
AMF International BCO Holdings B.V.                           Netherlands
AMF Bowling                                                   United Kingdom
AMF Bowling France SNC                                        France
Boliches AMF y  Compania                                      Mexico
AMF Bowling Centers (China) Company                           Hong Kong
Worthing North Properties, Ltd.                               United Kingdom
AMF Bowling de Paris SNC                                      France
AMF Bowling de Lyon la Part Dieu SNC                          France
Operadora Mexicano de Boliches, SA                            Mexico
Promotora de Boliches SA de CV                                Mexico
Inmeubles Minerva, SA                                         Mexico
Inmuebles Obispado SA                                         Mexico
Boliches Mexicanos SA                                         Mexico
AMF Garden Hotel Bowling Center Company                       China